                                                                    EXHIBIT 10.9

AGREEMENT made the _______ day of __________ 19 BETWEEN THE INDUSTRIAL DEVELOPMENT AUTHORITY having its registered office at Wilton Park House, Wilton Place, Dublin 2 (hereinafter called "the Authority") of the first part and TRIAD SYSTEMS IRELAND LIMITED having its registered office at __________________ (hereinafter called "the Company") of the second part TRIAD SYSTEMS CORPORATION having its registered office at __________________ (hereinafter called "Triad") of the third part and TRIDEX SYSTEMS LIMITED having its registered office at ____________________ (hereinafter called "Tridex" of the fourth part), the third and fourth part hereinafter collectively called "the Promoters".


WHEREAS:

1. The Company which is controlled by the Promoters has been incorporated with the principal object of establishing in three phases and carrying on in Templemichael, Longford, Co Longford an industrial undertaking for the provision of Inventory Management Systems for automotive parts to include Product Development, Systems Assembly, Marketing, Market/Customer Support, Data Processing and Data Base Development (hereinafter called "the Undertaking") in accordance with proposals furnished to the Authority by the Promoters and has applied to the Authority for financial assistance towards the cost of establishing the Undertaking which is intended to give employment to 231 persons;

2. The Company and the Promoters having made all necessary enquiries are satisfied and represent to the Authority that to the best of their belief there will be available to the Undertaking the business and technical personnel, knowledge and facilities required for its proper establishment and efficient operation.

3. The Promoters have represented to the Authority that the Undertaking will contribute to the regional development of Ireland.


         NOW IT IS HEREBY WITNESSED that in consideration of the Company implementing the said proposals, the Authority agrees to grant the Company:-

         A.      Phase 1 (year 1 and year 2)


         (i) the sum of 396,000 Irish Pounds or the aggregate of 4,500 Irish Pounds for each job created in accordance with the Sixth Schedule hereto in the Undertaking whichever is the lesser (hereinafter called "the Employment Grant"),


         (ii) the sum of 36,000 Irish Pounds or 60% of the actual expenditure on the provision of specified building modifications for the Undertaking and the sum of 544,500 Irish Pounds or 45% of the actual expenditure on the provision of new machinery and equipment for the Undertaking (hereinafter called "the eligible assets") whichever is the lesser (hereinafter called "the Capital Grant");


         (iii) the sum of 66,000 Irish Pounds or 100% of the annual rent payable for the first 2 years for the premises rented for the Undertaking, whichever is the lesser (hereinafter called "the Rent Reduction Grant");


         B.      Phase 2 (year 3 and year 4)


         (i) the sum of 378,000 Irish Pounds or the aggregate of 4,500 Irish Pounds for each job created in accordance with the Sixth Schedule hereto in the Undertaking whichever is the lesser

                 (hereinafter called "the Employment Grant");


         (ii) the sum of 40,874 Irish Pounds or 10.7% of the actual expenditure on the provision of new machinery and equipment for the Undertaking (hereinafter called "the eligible assets") whichever is the lesser (hereinafter called "the Capital Grant");


         C.      Phase 3 (year 5)


         (i) the sum of 265,500 Irish Pounds or the aggregate of 4,500 Irish Pounds for each job created in accordance with the Sixth Schedule hereto in the Undertaking whichever is the lesser (hereinafter called "the Employment Grant");


The Employment, Capital, and Rent Reduction Grant are hereinafter . collectively referred to as "the grants" and are subject to the following terms and conditions including those contained in the Schedules hereto:

1. DEVELOPMENT OF THE UNDERTAKING:

The development of the Undertaking and in particular the provision of employment shall be substantially in accordance with the particulars given in the said proposals.

2. CONTROL OF THE COMPANY:

No arrangement shall be made which would materially alter the controlling interest in the Company without the prior written consent of the Authority.

3. PROMOTERS INVESTMENT:

The Company shall procure or provide for the purposes of the Undertaking:-

3-1 Equity Equivalent of IRL.1,726,874;

         For the purposes of this Agreement "Equity Equivalent" shall mean the total moneys obtained by the Company as follows:-

         3-1-1 cash received by the Company from the Promoters in consideration for the issue at par of fully paid-up Ordinary and Preference Shares in the Company; and/or

         3-1-2 retained earnings of the Company capitalised at par as fully paid-up Ordinary Shares in the Company; and/or

         3-1-3 retained earnings of the Company transferred to a special non-distributable reserve account which shall be maintained at the appropriate level for the duration of this Agreement; and/or

         3-1-4 Loans from the Promoters on the following terms and conditions ("Subordinated Loans"):-

                 3-1-4-1 that no interest on such loans shall be payable except out of profits which would otherwise be available for dividend;

                 3-1-4-2 that no such loans shall be repaid except out of profits of the Company which would otherwise be available for dividend or out of a new loan obtained on the same terms for this purpose, or out of the proceeds of a new issue at par of fully paid-up Ordinary Shares of the Company made for this purpose;

                 3-1-4-3 that where any such loans are repaid out of profits, there shall be transferred out of profits which would otherwise have been available for dividend to a special non-distributable reserve account a sum equal to the amount of the loan repaid, and that there shall be no reduction in the amount of such special non-distributable reserve account during the term of this Agreement;


                 3-1-4-4 that where any such loans are repaid out of a new loan obtained for this purpose, the new loan shall be subject to these conditions as if it were the original loan;


                 3-1-4-5 that in the event of the winding up of the Company the amount of any such loans still outstanding shall be subordinated to the claims of the unsecured creditors of the Company;


PROVIDED ALWAYS that not less than IRL.822,000 of the Equity Equivalent shall be Ordinary Shares in the Company as specified at sub-paragraphs 3-1-1 and/or 3-1-2 above and not less than IRL.500,000 of the Equity Equivalent shall be by way of Preference Shares in the Company, the total amount of IRL.1,322,000 to be procured as follows:-



Year 1           Year 2           Year 3           Year 4           Year 5
 IRL.750,000      IRL.401,000      IRL.56,000       IRL.48,000       IRL.67,000



and PROVIDED FURTHER that retained earnings utilised as Equity Equivalent as aforesaid shall not include any sum received in respect of the grants or derived from a revaluation of the fixed assets of the Company.

4. PROVISION OF SERVICES:

Unless otherwise agreed to in writing by the Authority the Company shall not for a period of ten years from the date of its acceptance of the offer of the grant provide its services within the Republic of Ireland. The Company shall furnish to the Authority if, and whenever required by the Authority evidence in writing satisfactory to the Authority in relation to the Company's compliance with this condition.

5. GUARANTEES:

The Company shall not give a guarantee in respect of any borrowings other than borrowings for the purposes of the Undertaking.

6. DIVIDENDS:

The Company shall not distribute by way of dividend or otherwise any sum received in respect of the grants;

7. ROYALTIES OR SIMILAR PAYMENTS:

The Company may only make royalty or similar payments on the following terms and conditions:-


7-1 that to the extent that the said royalty and/or similar payments exceed 5% of the Company's net annual sales, such excess shall not be payable except out of profits of the Company which would otherwise be available for dividend, and

7-2 that in the event of the winding up of the Company the amount of any such excess accrued or accruing for payment but unpaid shall be subordinated to the claims of the unsecured creditors, including the Authority, of the Company.

8. PAYMENT OF GRANT:

8-1 Before any payment for phase 1 is made from a grant hereunder, the Company shall:-

         8-1-1 furnish a letter from its Solicitor confirming that it has been properly incorporated and that its Memorandum and Articles of Association empower it to implement this Agreement;

         8-1-2   provide evidence satisfactory to the Authority;

                 (i) that the Company has title acceptable to the Authority to all land and buildings required for the Undertaking;

                 (ii) that the necessary arrangements have been made for the provision of all capital required for the Undertaking as specified at Clause 3 hereof;

                 (iii) that the Company has complied up-to-date with all of the conditions of this Agreement including those contained in the Schedules;

                 (iv) that all expenditures in respect of which payment is sought from the grants shall be vouched and examined in such manner as the Authority may reasonably require;

                 (v) that the Company has obtained a tax number in the relevant tax district; that it is up to date in its tax affairs with the Revenue Commissioners and prior to total payments from the grant exceeding IRL.5,000 and to each subsequent payment from the grant is shall submit an up to date Tax Clearance Certificate from the Revenue Commissioners;

                 (vi) that payment of 50% of the Capital Grant on new machinery and equipment (i.e. IRL.272,500) will be withheld until Phase 1 has been implemented i.e. until 88 permanent full-time jobs are in place and until the Company has generated IRL.2,000,000 in sales from the 'Catelog' products and supporting software and hardware through the United Kingdom.


8-2 Before any payments for Phase 2 and/or Phase 3 are made from a grant hereunder the Company shall provide evidence satisfactory to the Authority:-


         4. that Phase 1 and Phase 2 respectively have been successfully implemented;

         5. that the necessary arrangements have been made for the provision of all capital required for the particular stage of the Undertaking as specified in Clause 3 hereof;

         6. that the Company has complied up to date with the provisions of this Agreement.


8-3 Subject to the provisions of Paragraphs 8-1 and 8-2 hereof the grants shall be paid to the Company in accordance with the arrangements set forth in the Schedule applicable to the particular grant from which payment is sought PROVIDED ALWAYS that the total amount paid from the Employment Grant together with the total amount paid from the Capital Grant and Rent Reduction Grant shall at no time exceed the total amount procured by the Company by way of Equity Equivalent as hereinbefore defined.

9. FURNISHING OF INFORMATION:

9-1 The Company shall permit the officers and agents of the Authority to inspect the eligible assets at all reasonable times during the term of this Agreement and shall furnish to the Authority promptly whenever required to do so by the Authority all such information and documentary evidence as the Authority may from time to time reasonably require to vouch compliance by the Company with any of the terms and conditions of this Agreement.

9-2 The Company acknowledges the right of the Authority to consult with Government Departments, Government Agencies, Local Authorities and Financial Institutions to obtain any information it requires relating to the affairs of the Company and/or the Promoters prior to any payment from the grant and to withhold grant payments in the event of such information being unsatisfactory to the Authority. The Company and/or the Promoters hereby undertake to instruct such third parties to furnish any such information to the Authority on request.

9-3 The Company shall submit Annual Audited Accounts satisfactory to the Authority for the duration of this Agreement within six months from the end of the relevant financial year.


10. NOTICES:


10-1 The Certificate of an Officer of the Authority certifying any decision of the Authority taken or made hereunder shall be conclusive evidence of any such decision;

10-2 Any notice by the Authority to the Company or the Promoters or vice-versa under this Agreement shall be sent by registered post to the Registered Office of the party for whom it is intended.


11. CONSENTS:

11-1 Circumstances requiring the consent, approval or permission of any party hereto shall be interpreted to mean that such consents, approvals or permissions shall not be unreasonably withheld. This provision shall not apply to the provisions of Clause 2 hereof and to Paragraph 7 of the Second Schedule;

11-2 Any variation or modification of any of the terms or conditions herein made at the request of or with the agreement of the Company and with the consent of the Authority shall not in any way determine or prejudice the Promoters' liability hereunder PROVIDED that the financial amount of the Promoters' said liability shall not be increased without its express agreement in writing.

12. TERMINATION OF AGREEMENT:

This Agreement shall terminate on the date being eight years from the date of last claim from the grant.


13. CANCELLATION AND REVOCATION OF GRANTS:

The Authority at any time during the term of this Agreement may stop payment of the grants and/or revoke and cancel or abate the grants or so much thereof as shall not then have been actually paid to the Company if any one or more of the following events occur:-

         (i) if there be any breach of the terms or conditions of Clause 2 hereof and/or Paragraph 7 of the Second Schedule;

         (ii) if the Company should to a material extent be in breach of any of the terms and conditions of this Agreement other than those specified in Paragraph (i) of this Clause and having failed to establish to the reasonable satisfaction of the Authority that such breach was due to force majeure shall not have rectified such breach within 45 days after written notice thereof has been served on the Company;

         (iii) if an order is made or an effective resolution is passed for the winding up of the Company;

         (iv) if a Receiver is appointed over any of the property of the Company or if a distress or execution is levied or served upon any of the property of the Company and is not paid off within 45 days;

         (v) if the Company should without the written consent of the Authority cease to carry on the Undertaking;


14. REPAYMENT OF GRANTS:


14-1 If pursuant to the provisions of Clause 13 hereof or of Paragraph 6 of the First Schedule hereto any of the grants be revoked, the Company shall repay to the Authority on demand all sums received in respect of the grant or grants revoked and if any of the grants be reduced the Company shall repay to the Authority on demand all sums received by the Company as aforesaid in excess of the amount of the reduced grant or grants;

14-2 If the Company should fail to repay to the Authority on demand any moneys becoming due to be repaid by the Company to the Authority pursuant to any of the provisions of this Agreement, the moneys so due shall be recoverable by the Authority from the Company and the Promoters as a joint and several simple contract debt in any court of competent jurisdiction.

15. ACHIEVEMENT OF PROJECTED PERFORMANCE


Schedule of Capital and Rent Reduction Grant Drawdown of the Undertaking


         Period Ending    End of Year 1    End of Year 2    End of Year 3
                          30/06/93         30/06/94         30/06/95
-----------------------   -------------    -------------    -------------
Cumulative Relevant
Jobs to be created           50               88               129

Maximum Cumulative
Relevant
Grant Drawdown            226,500          374,250          687,374


         Period Ending    End of Year 4    End of Year 5
                          30/06/96         30/06/97
----------------------    -------------    -------------

Cumulative Relevant
Jobs to be created          172              231

Maximum Cumulative
Relevant
Grant Drawdown            687,374          687,374



Unless otherwise agreed to by the Authority and notwithstanding any other provision in this Agreement:


15-1 The aggregate amount payable from the grant in each period set out above shall not exceed the maximum amounts specified for that period.

15-2 The maximum grant drawdown in the period to the end of Year 1 shall be available subject to compliance with the provisions of this Agreement.

15-3 Subject to compliance as aforesaid, payment from the maximum cumulative grant drawdowns in the periods to the end of Years 2, 3, 4 and 5 respectively, shall be conditional upon the cumulative number of Relevant Jobs (as set out above) being created by the immediately preceding End of

         Year; in the event of such number of Relevant Jobs not having been created by the relevant date no part of the grant drawdown for the following year will be paid to the Company until such number of Relevant Jobs has been created.

15-4 On or after the 30 day of June 1995 the Company and the Authority shall review the development of the Undertaking to that date. If the Authority is not satisfied that the Company has proceeded with implementation of Phase 2 unless otherwise agreed to by the Authority and notwithstanding any other provision in this Agreement, all capital and rent reduction grant monies paid on foot of this Agreement in excess of IRL.2,976 per job multiplied by the number of jobs existing in the Company at the date of review shall be repayable to the Authority by the Company (and in the event of default by the Company in making repayment shall be repayable by the Promoters) not later than three months from the date of review.

15-5 On or after the 30 day of June 1997 the Company and the Authority shall review the development of the Undertaking to that date with particular reference to the creation of jobs in the Company If the Authority is not satisfied that the Company has proceeded with implementation of Phase 3 or should the total number of jobs existing in the Company at the date of review be less than 231 unless otherwise agreed to by the Authority and notwithstanding any other provision in this Agreement all capital and rent reduction grant monies paid on foot of this Agreement in excess of IRL.2,976 for job multiplied by the number of jobs existing in the Company at the date of review shall be repayable to the Authority by the Company (and in the event of default by the Company in making repayment shall be repayable by the Promoters) by not later than three months from the date of review.

For the purposes of this clause the expression "jobs existing in the Company" shall mean full-time permanent jobs existing in the Company at the date of review.


16. GOVERNING LAW:
This Agreement shall be governed by and be construed in accordance with the Laws of the Republic of Ireland and the parties hereto expressly and irrevocably submit to the jurisdiction of the Irish courts and the Promoters hereby irrevocably appoint the Company to be its attorney for the purpose of accepting service on its behalf of any notice, document or legal process with respect to the Promoters obligations pursuant to the provisions of Clause 14 (and/or Clause 15) hereof and service of any such document on such attorney shall be deemed for all purposes to be good service.

                                 FIRST SCHEDULE

ADDITIONAL TERMS AND CONDITIONS RELATING TO THE EMPLOYMENT GRANT


1. The Employment Grant (in this Schedule called "the grant") shall be payable in respect of the total number of such jobs (as specified in the Sixth Schedule hereto) as are created in the Company within five years from the date hereof provided at least 80% of such jobs are occupied by Irish Nationals; in the event of less than 80% of such jobs being so occupied the amount of the grant shall be subject to abatement and/or revocation pursuant to Clause 13 of the within Agreement.

2. A job for the purposes of the grant shall be a permanent full time position in the Undertaking and shall be deemed to be created when a contract of employment has been signed and payment has been made to an employee in respect of work done in the job.

3. The grant in respect of each job created shall be paid in two moieties. The first moiety shall be payable when the job has been created and the second moiety shall be payable when permanent full-time employment in the job for a twelve month period has been completed.

4. Claims for payment of an instalment from the grant may be submitted monthly and shall be certified by the Company's Auditors in an agreed format.

5. The Company shall also submit an Auditors Certificate if and whenever required to do so showing the Company's employment history to date; this shall give such particulars as the Authority may require.

6. The Authority may at any time within five years from the date of payment of the first moiety of the grant in respect of any job revoke the grant paid in respect of that job if the job should become vacant and remain vacant for a period in excess of six calendar months.

                                SECOND SCHEDULE



ADDITIONAL TERMS AND CONDITIONS ATTACHING TO THE CAPITAL GRANT


1.  ELIGIBLE ASSETS & ESTIMATED COST

                                  Phase 1                   Phase 2                  Total
Building Modifications            IRL.   60,000                                      IRL.   60,000

New Machinery and
Equipment                         IRL.1,210,000             IRL. 382,000             IRL.1,592,000
                                  -------------             ------------             -------------

Total                             IRL.1,270,000             IRL. 382,000             IRL.1,652,000


2. The eligible assets shall be purchased new by the Company and be installed ready for operation in the Company's premises within two years from the date of this Agreement in respect of Phase 1 of the Undertaking and within four years for the date of this Agreement in respect of Phase 2 of the Undertaking.

3. The Company shall permit the officers and the agents of the Authority to inspect the eligible assets at all reasonable times.

4. PLACING OF CONTRACTS:

4-1 The Company shall ensure in relation to the placing of contracts for the eligible assets that a minimum of three competitive quotations is sought and that none but the lowest is accepted without the prior written consent of the Authority;

4-2 In the placing of contracts for the construction of the said factory buildings, building services and facilities any contractors appointed by the Company in the aforesaid construction shall at the date of such appointment possess an up to date tax clearance certificate or a current C2 certificate from the Revenue Commissioners. The Company shall retain copies of such certificates for inspection by the Authority as evidence of compliance with this sub-paragraph.

5. INSURANCE:
The Company shall:-

(i) keep all its property insured to the full cost of re-instatement against loss or damage by fire and explosion;

(ii) obtain on commencement of business and in accordance with good commercial practice Consequential Loss Insurance to adequately indemnify the Company against losses and costs resulting from fire and explosion, and

(iii) make arrangements to ensure that the Authority will be notified of any failure to renew the insurance specified at sub-paragraphs (i) and
         (ii) of this Paragraph and also of any change in such insurance.

6. RESTORATION OF FIXED ASSETS:
If there should be damage to or loss of the Company's property through fire or explosion or any other cause the insurance or other compensation received shall be used forthwith to restore to the reasonable satisfaction of the Authority the property so damaged or lost and in the event of such compensation being insufficient for that purpose the Company shall make good the deficiency out of its own funds.


7. ALIENATION OF ASSETS:
The Company shall not alienate, assign, part with the possession of or otherwise dispose of or remove (save for purpose of normal repair, renewal, replacement or substitution) or mortgage or charge (except for the purpose of securing finance for the Undertaking) the eligible assets or any part thereof without the prior written consent of the Authority. The provisions of this Agreement shall apply also to assets which are substituted for eligible assets.

8. USE OF ELIGIBLE ASSETS:
The Company shall not without the prior written consent of the Authority use or permit the use of the eligible assets or any part thereof except for the purposes of the Undertaking.

9. PAYMENT OF GRANT:
Subject to compliance by the Company with the terms and conditions of this Agreement the Capital Grant shall be paid to the Company in instalments at the appropriate percentage level of each sum of IRL.100,000 or more expended by the Company on the provision of eligible assets installed in the premises as aforesaid.

                                 THIRD SCHEDULE


ADDITIONAL TERMS AND CONDITIONS ATTACHED TO THE RENT REDUCTION GRANT

1. The Company shall furnish to the Authority a copy, certified by the Lessor to be a true copy, of the lease of any premises in respect of which payment is sought from the Rent Reduction Grant.


2. The terms and conditions of any such lease shall be satisfactory to the Authority.


3. The grant shall be payable in instalments related to the rent instalments paid by the Company in accordance with the Lease and which have been vouched in such manner as the Authority may require.


4. The Company shall notify and verify in such manner as the Authority may require any changes made from time to time in the terms of any such Lease.


5. Any premises in respect of which a payment is made from the grant shall be used solely for the purposes of the Undertaking during the term of this Agreement, unless otherwise agreed to in writing by the Authority.


6. The Company shall procure that the said premises are kept insured against the insured risks as defined in the Lease and shall furnish to the Authority before any part of the grant is paid and whenever required to do so thereafter evidence in writing that the said insurance has been so arranged.

7. The Company will procure that in the event of the premises being destroyed or damaged by any of the insured risks as defined in the said Lease the insurance moneys or any other compensation moneys received by the Lessee or Lessor of the said premises shall be used forthwith to restore in full and to the satisfaction of the Authority the property so damaged or lost or alternatively will arrange to occupy suitable equivalent accomodation for the remaining period of this Agreement.


8. The Company shall not alienate, assign, sub-let or part with the possession of any premises in respect of which a payment is made from the grant or any part thereof or grant any rights in respect thereof without the prior consent in writing of the Authority and will continue to occupy premises suitable for the Undertaking for a period of ten years from the date of this Agreement.

                                FOURTH SCHEDULE


                     VARIATIONS IN CURRENCY EXCHANGE RATES


1. The amounts shown in this Agreement for Grants and for eligible expenditure on new machinery and equipment are based on a currency exchange rate of US$l.57 to the Irish Pound and the grants in respect of new machinery and equipment shall (but so that the overall maximum amount of grant that may be legislation be made by the Authority to the Company shall not be exceeded) be adjusted upwards or downwards to take account of the actual rates prevailing on the dates of payment for the machinery and equipment PROVIDED that in the event of any eligible expenditure on such new machinery and equipment occurring after the period specified in Paragraph 2 of the Second Schedule to this Agreement no adjustment therein or in the portion of the Capital Grant applicable thereto will be made or allowed for grant purposes on account of any decrease in the value of the Irish pound against the value of the US Dollor below that determined by the currency exchange rate prevailing on the said dates specified in Paragraph 2 of the said Second Schedule;


2. When the actual amount of any additional grant payable pursuant to 1 above has been determined, the additional grant shall be the subject of a Supplemental Agreement between the Authority and the Company upon the same terms and conditions as those contained in this Agreement.

                                 FIFTH SCHEDULE



            REDUCTION OF CONTINGENT LIABILITY FOR REPAYMENT OF GRANT



The Company's liability for repayment of grant moneys paid in respect of new machinery and equipment shall be reduced by one tenth on the day which is five years prior to the last day of the term of this Agreement and on each anniversary of that date PROVIDED ALWAYS that the aforesaid reduction in the Company's contingent liability for repayment of the grant in respect of new machinery and equipment shall not operate in the event of a Receiver or a Liquidator being appointed over any of the property of the Company.

                                 SIXTH SCHEDULE



                              EMPLOYMENT SCHEDULE



LABOUR PROJECTIONS            Phase 1        Phase 2        Phase 3      Total
Management                       4               3              1          8
Administration                   3               4              2          9
Production Supervisors           6               5              2         13
Data Analyst Q/A                 4               7              5         16
Data Analyst Senior             13              15             15         43
Data Analyst B                  29              20             12         61
Data Analyst C                  21              19              9         49
Catalog Research                 4               2              2          8
Document Control                 1               3              3          7
Distribution                     1               2              4          7
Customer Support                 2               4              4         10
                                --              --             --        ---
                                88              84             59        231

IN WITNESS WHEREOF the parties hereto have affixed their respective seals the day and year first herein written.



PRESENT when the Seal of the
INDUSTRIAL DEVELOPMENT AUTHORITY
was affixed hereto:-

                                   /s/ [ILLEGIBLE]
                                  -------------------------------------------
                                  Authorised Officer


                                  -------------------------------------------
                                  Member/Authorised Officer



PRESENT when the Seal of
TRIAD SYSTEMS IRELAND LIMITED
was affixed hereto:-

                                  /s/ JAMES R. PORTER
                                  -------------------------------------------
                                  Director




                                  /s/ DONALD C. WOOD
                                  -------------------------------------------
                                  Director

PRESENT when the Seal of
TRIAD SYSTEMS CORPORATION
was affixed hereto:-

                                  /s/ JAMES R. PORTER
                                  -------------------------------------------
                                  Director


                                   /s/ GEORGE O. HARMON
                                  -------------------------------------------
                                  Director



PRESENT when the Seal of
TRIDEX SYSTEMS LIMITED
was affixed hereto:-

                                  /s/ JAMES R. PORTER
                                  -------------------------------------------
                                  Director


                                  /s/ JEROME W. CARLSON
                                  -------------------------------------------
                                  Director

                             Dated the ___________ of _________ 19__


                             THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                                       first part



                             TRIAD SYSTEMS IRELAND LIMITED
                                                      second part



                             TRIAD SYSTEMS CORPORATION
                                                       third part


                             -AND-



                             TRIDEX SYSTEMS LIMITED
                                                      fourth part


                             AGREEMENT




                             INDUSTRIAL DEVELOPMENT AUTHORITY
                             Wilton Park House
                             Wilton Place
                             DUBLIN 2